                                  EXHIBIT 11.1

                       COMPUTATION OF NET INCOME PER SHARE

                                                          Three Months ended                      Nine Months ended
                                                             September 30,                          September 30,
                                                    ------------------------------          ------------------------------
                                                       2002                2001                2002                2001
                                                    ----------          ----------          ----------          ----------
Net income                                          $2,149,794          $1,070,415          $4,853,846          $3,882,999
                                                    ==========          ==========          ==========          ==========
Weighted average number of common
  and common equivalent shares

Weighted average common shares outstanding           2,784,813           2,698,746           2,734,464           2,698,746

Shares issued from assumed exercise of
  common stock equivalents(1)                           72,721              39,641              73,341              24,971
                                                    ----------          ----------          ----------          ----------

Weighted average number of common and
  common equivalent shares outstanding               2,857,534           2,738,387           2,807,805           2,723,717
                                                    ==========          ==========          ==========          ==========
Net income per share:
         Basic                                      $      .77          $      .40          $     1.78          $     1.44
                                                    ==========          ==========          ==========          ==========
         Diluted                                    $      .75          $      .39          $     1.73          $     1.43
                                                    ==========          ==========          ==========          ==========

(1) The number of common stock equivalents excluded from the computation of earnings per share because they were anti-dilutive was 37,810 for the three months ended September 30, 2001, and 11,007 and 74,553 for the nine months ended September 30, 2002 and 2001, respectively.


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